EXHIBIT (12)



COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                      First Interstate Bancorp


						     Year Ended December 31
						  ----------------------------
(dollar amounts in millions)                       1995       1994       1993
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A.  First Interstate Bancorp and Subsidiaries (Consolidated):

  Earnings:
    1. Income before income taxes                 $1,443     $1,183     $  881
    2. Plus interest expense (1)                   1,223        915        921
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    3. Earnings including interest on deposits     2,666      2,098      1,802
    4. Less interest on deposits                     975        725        720
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    5. Earnings excluding interest on deposits    $1,691     $1,373     $1,082
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  Fixed Charges:
    6. Including interest on deposits (Line 2)    $1,223     $  915     $  921
    7. Less interest on deposits (Line 4)            975        725        720
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    8. Excluding interest on deposits             $  248     $  190     $  201
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  Ratio of Earnings to Fixed Charges:
       Including interest on deposits
	   (Line 3 divided by Line 6)               2.18       2.29       1.96
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       Excluding interest on deposits
	   (Line 5 divided by Line 8)               6.81       7.22       5.39
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B.  First Interstate Bancorp (Parent Corporation):

  Earnings:
    9. Income before income taxes and equity in
	   undistributed income of subsidiaries          $  406     $  348     $  311
   10. Plus interest expense (1)                     112        102        132
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   11. Earnings including interest expense        $  518     $  450     $  443
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  Fixed Charges:
   12. Interest expense (Line 10)                 $  112     $  102     $  132
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  Ratio of Earnings to Fixed Charges:
	 (Line 11 divided by Line 12)               4.64        4.40      3.35
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  (1)  Includes amounts representing the estimated interest component of net rental payments.